Exhibit 3.3

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
BEACON ENERGY HOLDINGS, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

______________________________________________________

BEACON ENERGY HOLDINGS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

1.	The name of the Corporation is Beacon Energy Holdings, Inc.

2.	The Corporation’s Certificate of Incorporation is hereby amended by amending and restating Article FIRST thereof in its entirety as follows:

“FIRST:  The name of this Corporation is EQM Technologies & Energy, Inc.”

3.
The foregoing amendment to the Certificate of Incorporation of the Corporation was duly approved by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this 7th day of February, 2011.

BEACON ENERGY HOLDINGS, INC.

By:	/s/ Jack S. Greber
Name: Jack S. Greber
Title: Chief Executive Officer